Joint Filer Information

Names:                              Kenneth Goldblatt

Address:                            515 Madison Avenue, Suite 4200
                                    New York, NY  10022

Designated Filer:                   Seymour L. Goldblatt

Issuer and Ticker Symbol:           Openwave Systems Inc (OPWV)

Date of Earliest Transaction
To Be Reported:                     November 13, 2008

The undersigned, Kenneth Goldblatt, is filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Seymour L. Goldblatt with respect to the beneficial ownership of securities of Openwave Systems Inc.

Signatures:


By: /s/ Kenneth Goldblatt
    ---------------------
        Kenneth Goldblatt